Exhibit 4.57

Machinery Transfer Agreement

Contract No.: MY-FD091230

Subject: Assignment of computer and low voltage switch cabinet

Location: Zhongshan, Guangdong province, P.R.China

Date: December 30, 2009

Party A (Assignor): Zhongshan Mingyang Electrical Appliances Co., Ltd.

Address: Daling Administrative District, Torch Industrial Development Zone, Zhongshan, Guangdong Province

Postal Code: 528437

Bank: Agricultural Bank of China, Zhongshan Torch Development Zone Sub-brance

A/C No.: 44-319101040004287

Tel.: 0760-85313262

Fax: 0760-85313162

Party B (Assignee): Guangdong Mingyang Industry Group Co., Ltd.

Address: Wuxing Villgae, Torch Industrial Development Zone, ZHongshan, Guangdong Province

Postal Code: 528437

Bank: Agricultural Bank of China, Zhongshan Torch Development Zone Sub-brance

A/C No.: 44-319101040008866

Tel.: 0760-88587710

Fax: 0760-88588313

Party A and Party B reached the following agreements regarding the transfer of assets (computer and low voltage switch cabinet) on the basis of fairness, willingness and mutual benefit.

Article 1: Transfer of Assets

Asset	Model	Beginning time of Use	User	Unit	Book Value (RMB)
Desktop Computer	Lenovo Qitian	Apr. 1, 2007	Li Hong	1	4,030.00
Desktop Computer	Lenovo Qitian	Dec. 1, 2006	Wang Feng	1	4,030.00
Laptop	Lenovo Xvri 410L	Dec. 1, 2006	Cao Renjing	1	8,900.00
Laptop	M1210	Nov. 30, 2007	Wang Jinfa	1	7,689.60
Laptop	XPS M1210	De.30, 2007	Wen Hong	1	7,498.53
Laptop	Lenovo N220	Feb. 22, 2008	Wang Jinfa	1	5,100.00
Laptop	Dell R510333	Apr. 23, 2008	Zheng Liangji	1	7,497.36
Laptop	C466	May 27, 2008	Zhang Jianguo	1	5,300.00
Sub-total				8	50,054.49
Low Voltage Switch Cabinet	GGD (self-manufatured)	Dec. 31, 2008	Testing Lab	7	251,277.00
Low Voltage Switch Cabinet	GGD (self-manufatured)	Dec. 31, 2008	Warehouse	4	158,964.00
Low Voltage Switch Cabinet	GGD (self-manufatured)	Dec. 31, 2008	Manufacturing Facility of Blades	6	725,008.00
Sub-total				17	1,1351249.00
Total					1,185,303.49

Article 2: Price

Upon friendly consultation and according to the remaining use life of assets, the total price for the assets specified herein is RMB ONE MILLION ONE HUNDRED AND TWENTY-EIGHT THOUSAND ONE HUNDRED AND FOURTY-NINE YUAN ONLY (¥1,128,149.00), of which the prices for the eight computers and seventeen low voltage switch cabinet are ¥32,9000.00 and ¥1,095,249.00, respectively. Detail as per the following table:

Asset	Model	Beginning time of Use	User	Unit	Book Value (RMB)	Transfer Price
Desktop Computer	Lenovo Qitian	Apr. 1, 2007	Li Hong	1	4,030.00	2,300.00
Desktop Computer	Lenovo Qitian	Dec. 1, 2006	Wang Feng	1	4,030.00	2,00.00
Laptop	Lenovo Xvri 410L	Dec. 1, 2006	Cao Renjing	1	8,900.00	4,400.00
Laptop	M1210	Nov. 30, 2007	Wang Jinfa	1	7,689.60	5,300.00
Laptop	XPS M1210	De.30, 2007	Wen Hong	1	7,498.53	5,200.00
Laptop	Lenovo N220	Feb. 22, 2008	Wang Jinfa	1	5,100.00	3,700.00
Laptop	Dell R510333	Apr. 23, 2008	Zheng Liangji	1	7,497.36	5,800.00
Laptop	C466	May 27, 2008	Zhang Jianguo	1	5,300.00	4,200.00
Sub-total				8	50,054.49	32,900.00
Low Voltage Switch Cabinet	GGD (self-manufatured)	Dec. 31, 2008	Testing Lab	7	251,277.00	241,277.00
Low Voltage Switch Cabinet	GGD (self-manufatured)	Dec. 31, 2008	Warehouse	4	158,964.00	148,964.00
Low Voltage Switch Cabinet	GGD (self-manufatured)	Dec. 31, 2008	Manufacturing Facility of Blades	6	725,008.00	705,008.00
Sub-total				17	1,1351249.00	1,095.249.00
Total					1,185,303.49	1,128.149.00

Article 3: Rights and Obligations

1.	Party A and Party B are both aware of the current situation of the aforementioned assets. Party B holds no disagreement.

2.	Party A shall be responsible for the tax expense arisen during the assets transfer.

3.	Party B shall make full payment of the asset transfer specified in this Contract within one week upon inspection and acceptance of the assets specified herein or one month upon execution of this Contract.

Article 4: Miscellaneous

1.	This Contract comes into force upon execution by both parties. This Contract is in quadruplicate, two for each party and with the same legal force.

2.	All pending matters not specified in this Contract shall be settled through friendly consultation by the two Parties.

Party A (seal):	Party B (seal):

Zhongshan Mingyang Electrical Appliance Co., Ltd.	Guangdong Mingyang Wind Power Industry Group Co., Ltd.

Authorized Representative:	Authorized Representative:

Date: December 30, 2009